                                                                     EXHIBIT 2.1

                ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               BIO-VASCULAR, INC.,
                           JER-NEEN ACQUISITION, INC.,
                        JER-NEEN MANUFACTURING CO., INC.,
                               GEORGE NELSON, JR.,
                                RONALD BRECKNER,
                                   JAMES PFAU,
                                  WILLARD SYKES
                                       AND
                                 CATHERINE SYKES



                            DATED AS OF JULY 31, 1998

                                TABLE OF CONTENTS
                                -----------------

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                                                                                Page
                                                                                ----
ARTICLE I - DEFINITIONS..........................................................1
   1.1.   DEFINITIONS............................................................1
   1.2.   INTERPRETATION.........................................................5
ARTICLE II - THE MERGER AND THE SURVIVING CORPORATION............................6
   2.1.   THE MERGER.............................................................6
   2.2.   EFFECTIVE TIME OF THE MERGER...........................................6
   2.3.   ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF
          SURVIVING CORPORATION..................................................6
ARTICLE III - CONVERSION OF SHARES...............................................7
   3.1.   CONVERSION OF SHARES...................................................7
   3.2.   NEWCO SHARES...........................................................7
   3.3.   DELIVERY OF MERGER CONSIDERATION.......................................7
ARTICLE IV - CLOSING.............................................................7
   4.1.   CLOSING................................................................7
ARTICLE V. - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..................8
   5.1.   DUE ORGANIZATION AND QUALIFICATION.....................................8
   5.2.   AUTHORIZATION; NON-CONTRAVENTION; APPROVALS............................8
   5.3.   CAPITALIZATION AND OWNERSHIP...........................................9
   5.4.   SUBSIDIARIES...........................................................9
   5.5.   FINANCIAL STATEMENTS..................................................10
   5.6.   LIABILITIES AND OBLIGATIONS...........................................10
   5.7.   ACCOUNTS AND NOTES RECEIVABLE.........................................11
   5.8.   ASSETS................................................................11
   5.9.   MATERIAL CUSTOMERS AND CONTRACTS......................................12
   5.10.  PERMITS...............................................................12
   5.11.  ENVIRONMENTAL MATTERS.................................................13

   5.12.   LABOR AND EMPLOYEE RELATIONS.......................................14
   5.13.   INSURANCE..........................................................14
   5.14.   COMPENSATION; EMPLOYMENT AGREEMENTS................................14
   5.15.   NONCOMPETITION, CONFIDENTIALITY AND NONSOLICITATION AGREEMENTS.....14
   5.16    EMPLOYEE BENEFIT PLANS.............................................14
   5.17.   LITIGATION AND COMPLIANCE WITH LAW.................................16
   5.18.   TAXES..............................................................17
   5.19.   ABSENCE OF CHANGES.................................................17
   5.20.   ACCOUNTS WITH BANKS AND BROKERAGES; POWERS OF ATTORNEY.............19
   5.21.   ABSENCE OF CERTAIN BUSINESS PRACTICES..............................19
   5.22.   RESERVED...........................................................19
   5.23.   INTANGIBLE PROPERTY................................................19
   5.24.   TAX REORGANIZATION REPRESENTATION..................................19
   5.25.   RESERVED...........................................................19
   5.26.   INVENTORY..........................................................19
   5.27.   PRODUCT LIABILITY CLAIMS...........................................19
   5.28.   YEAR 2000 COMPLIANCE...............................................20
   5.29.   WARRANTY OF PRODUCTS...............................................20
   5.30.   ISO-9002...........................................................20
   5.31.   INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS......20
   5.32.   INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF JAMES PFAU............21
   5.33.   DISCLOSURE.........................................................22
ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF BVI AND NEWCO..................22
   6.1.    ORGANIZATION.......................................................22
   6.2.    AUTHORIZATION; NON-CONTRAVENTION; APPROVALS........................22
   6.3.    BVI SECURITIES.....................................................23
   6.4.    TAX REORGANIZATION REPRESENTATIONS.................................23

   6.5.   SEC FILINGS.........................................................24
   6.6.   DISCLOSURE..........................................................25
   6.7.   NO MATERIAL ADVERSE CHANGE..........................................25
   6.8.   NO PROCEEDINGS......................................................25
   6.9.   OWNERSHIP OF NEWCO; NO PRIOR ACTIVITIES.............................25
ARTICLE VII - CERTAIN COVENANTS...............................................26
   7.1.   FUTURE COOPERATION; TAX MATTERS.....................................26
   7.2.   EXPENSES............................................................26
   7.3.   LEGAL OPINIONS......................................................26
   7.4.   EMPLOYMENT AGREEMENTS...............................................27
   7.5.   REPAYMENT OF RELATED PARTY INDEBTEDNESS AND REAFFIRMATION OF LEASES.27
   7.6.   REGISTRATION STATEMENT ON FORM S-3..................................27
   7.7.   RESIGNATIONS........................................................31
   7.8.   RELEASE OF GUARANTIES...............................................31
   7.9.   INSURANCE...........................................................31
   7.10.   LIFE INSURANCE POLICIES............................................31
ARTICLE VIII - INDEMNIFICATION................................................31
   8.1.   GENERAL INDEMNIFICATION BY THE STOCKHOLDERS.........................32
   8.2.   INDEMNIFICATION BY BVI..............................................32
   8.3.   THIRD PERSON CLAIMS.................................................32
   8.4.   INDEMNIFICATION DEDUCTIBLE..........................................34
   8.5.   SUBROGATION.........................................................35
   8.6.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................35
   8.7.   ADDITIONAL NOTICE; COOPERATION......................................35
   8.8.   EXCLUSIVE REMEDY....................................................35
ARTICLE IX - NONCOMPETITION COVENANTS.........................................36
   9.1.   PROHIBITED ACTIVITIES...............................................36

   9.2.    EQUITABLE RELIEF...................................................36
   9.3.    REASONABLE RESTRAINT...............................................36
   9.4.    SEVERABILITY; REFORMATION..........................................37
   9.5.    MATERIAL AND INDEPENDENT COVENANT..................................37
ARTICLE X - NONDISCLOSURE OF CONFIDENTIAL INFORMATION.........................37
   10.1.   GENERAL............................................................37
   10.2.   EQUITABLE RELIEF...................................................37
ARTICLE XI - INTENDED TAX TREATMENT...........................................38
   11.1.   TAX-FREE REORGANIZATION............................................38
ARTICLE XII - FEDERAL SECURITIES ACT OF 1933 AND CONTRACTUAL RESTRICTIONS
              ON BVI COMMON STOCK.............................................38
   12.1.   COMPLIANCE WITH LAW................................................38
   12.2.   ECONOMIC RISK; SOPHISTICATION......................................39
   12.3.   RULE 144 REPORTING.................................................39
ARTICLE XIII - MISCELLANEOUS..................................................40
   13.1.   SUCCESSORS AND ASSIGNS.............................................40
   13.2.   ENTIRE AGREEMENT...................................................40
   13.3.   COUNTERPARTS.......................................................40
   13.4.   BROKERS AND AGENTS.................................................40
   13.5.   NOTICES............................................................40
   13.6.   EXERCISE OF RIGHTS AND REMEDIES....................................42
   13.7.   REFORMATION AND SEVERABILITY.......................................42
   13.8.   THIRD PARTY BENEFICIARIES..........................................42
   13.9.   GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS....................42

                ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION
                ------------------------------------------------


THIS ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the 31st day of July, 1998, by and among Bio-Vascular, Inc., a Minnesota corporation ("BVI"), Jer-Neen Acquisition, Inc., a Minnesota corporation that is a subsidiary of BVI ("Newco"), Jer-Neen Manufacturing Co., Inc., a Minnesota corporation (the "Company"), George Nelson, Jr., Ronald Breckner, James Pfau, Willard Sykes and Catherine Sykes (such individuals being collectively referred to herein as the "Stockholders"), with the Stockholders being the Company's only stockholders.

WHEREAS, the respective Boards of Directors of Newco and the Company (collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that the Company merge with and into Newco (the "Merger"); and

WHEREAS, the Boards of Directors of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, the stockholders of the Constituent Corporations have approved the Merger in accordance with the MBC Act.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

"Affiliate" of, or "Affiliated" with, a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person or entity.

"Agreement" has the meaning set forth in the first paragraph of this Agreement.

"Balance Sheet Date" has the meaning set forth in Section 5.5.

"Broker" has the meaning set forth in Section 13.4.

"Business" means the business of manufacturing, distributing or selling cardiovascular, related vascular, surgical and other medical-intervention applications of engineered and specialized springs and wire forms.

"BVI" has the meaning set forth in the first paragraph of this Agreement.

"BVI Common Stock" means BVI's common stock, par value $.01 per share.

"Closing" has the meaning set forth in Section 4.1.

"Closing Date" has the meaning set forth in Section 4.1.

"Code" has the meaning set forth in the third paragraph of this Agreement.

"Company" has the meaning set forth in the first paragraph of this Agreement.

"Company Common Stock" has the meaning set forth in Section 3.1.

"Constituent Corporations" has the meaning set forth in the second paragraph of this Agreement.

"Effective Time" has the meaning set forth in Section 2.2.

"Encumbrances" means all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, preemptive rights, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

"Employee benefit plan"  has the meaning set forth in Section 5.16.

"Employee pension benefit plan" has the meaning set forth in Section 5.16.

"Employment Agreements" has the meaning set forth in Section 7.4.

"Environmental Laws" means any Law or agreement with any Governmental Authority relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Occupational

Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any substance.

"ERISA" has the meaning set forth in Section 5.16.

"ERISA Affiliate"  has the meaning set forth in Section 5.16.

"Expiration Date" has the meaning set forth in Section 8.6.

"Financial Statements" has the meaning set forth in Section 5.5.

"GAAP" means generally accepted accounting principles, consistently applied by the respective party.

"Governmental Authority" means any federal, state, local or foreign government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

"Hazardous Substances" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. The term "Hazardous Substances" includes, without limitation, any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

"Indemnified Party" has the meaning set forth in Section 8.3.

"Indemnifying Party" has the meaning set forth in Section 8.3.

"Interim Balance Sheet" has the meaning set forth in Section 5.5.

"Interim Financial Statements" has the meaning set forth in Section 5.5.

"Knowledge of the Stockholders" means the actual knowledge of any of the Stockholders.

"Law" or "Laws" means any and all federal, state, local or foreign statutes, laws, ordinances, code, regulations, published requirements, orders, decrees, judgments, injunctions and rules of any Governmental Authority, including, without limitation, those covering environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

"Loss" or "Losses" means all liabilities, losses, damages, assessments, adjustments, fees, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and costs and expenses of investigation and reasonable attorney's fees and costs and expenses relating to or arising from any claim, action, suit, proceeding or demand), net of income tax effects with respect thereto (including, without limitation, income tax benefits recognized in connection therewith and income taxes upon any indemnification recovery thereof) and net of any insurance proceeds, and any indemnity, contribution or similar payment, collected by Newco, BVI or the Surviving Corporation or any Affiliate thereof from any third party with respect thereto.

"Material Customers" has the meaning set forth in Section 5.9.

"Merger Consideration" has the meaning set forth in Section 3.1.

"Merger Filing" has the meaning set forth in Section 2.2.

"Merger" has the meaning set forth in the second paragraph of this Agreement.

"MBC Act" means the Minnesota Business Corporation Act, as amended.

"Newco" has the meaning set forth in the first paragraph of this Agreement.

"Noncompete Term" has the meaning set forth in Section 9.1(a).

"1933 Act" means the Securities Act of 1933, as amended.

"1934 Act" means the Securities Exchange Act of 1934, as amended.

"Permits" has the meaning set forth in Section 5.10.

"Permitted Encumbrances" means (a) liens for taxes, assessments and governmental charges or levies (i) not yet due and payable or (ii) which are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established under GAAP; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established under GAAP; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) survey exceptions, reciprocal easement agreements or other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable or uninsurable, and
(iii) do not, individually or in the aggregate, adversely affect the value of or the use of such property for its present purposes; and (e) Encumbrances reflected in the Financial Statements.

"Plan"  has the meaning set forth in Section 5.16.

"Qualified Plans" has the meaning set forth in Section 5.16.

"Registrable Securities" has the meaning set forth in Section 7.6(f).

"Registration Statement" has the meaning set forth in Section 7.7(a)

"Restricted Shares" has the meaning set forth in Section 12.1.

"Rule 144" means Rule 144 as promulgated under the 1933 Act.

"SEC" means the Securities and Exchange Commission.

"Stockholders" has the meaning set forth in the first paragraph of this Agreement.

"Surviving Corporation" has the meaning set forth in Section 2.1.

"Taxes" has the meaning set forth in Section 5.18.

"Territory" has the meaning set forth in Section 9.1.

"Third Person" has the meaning set forth in Section 8.3.

"Year-End Financial Statements has the meaning set forth in Section 5.5.

1.2. INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in Section 1.1 and elsewhere in this Agreement include the plural as well as the singular;

         (b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; and

         (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II
                    THE MERGER AND THE SURVIVING CORPORATION

2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the MBC Act, the Company shall be merged with and into Newco and the separate existence of the Company shall thereupon cease. Newco shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

2.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as the articles of merger, in a form mutually acceptable to BVI and the Company, are filed with the Secretary of State of the State of Minnesota (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the execution of this Agreement and the Closing.

2.3. ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. As a result of the Merger and at the Effective Time, the following shall occur:

         (a) The Articles of Incorporation of Newco shall be amended as follows:

         "FIRST. The name of the corporation is Jer-Neen Manufacturing Co., Inc."

         (b) The Articles of Incorporation of Newco in effect immediately prior to the Effective Time, as so amended hereby, shall become the Articles of Incorporation of the Surviving Corporation. After the Effective Time, the Articles of Incorporation of the Surviving Corporation may be amended in accordance with their terms and as provided in the MBC Act.

         (c) The Bylaws of Newco in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and MBC Act.

         (d) The Board of Directors of Newco as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation.


                                   ARTICLE III
                              CONVERSION OF SHARES

3.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger, and without any action on the part of any holder of any capital stock of the Company, the issued and outstanding shares of common stock, $10.00 par value per share, of the Company as of the Effective Time (the "Company Common Stock") shall be converted into the right to receive, and become exchangeable for, $1,750,000 in cash and an aggregate of 585,872 shares of BVI Common Stock, which cash and shares of BVI Common Stock shall be exchangeable for all the Company Common Stock outstanding at the Effective Time and issued to or at the direction of the Stockholders as set forth in Schedule 3.1 (the BVI Common Stock and cash paid in exchange for the Company Common Stock being herein collectively referred to as the "Merger Consideration").

3.2. NEWCO SHARES. The outstanding shares of common stock, par value $.01 per share, of Newco shall remain outstanding following the Merger.

3.3. DELIVERY OF MERGER CONSIDERATION. At the Closing, (a) each Stockholder shall furnish to BVI the certificates representing its Company Common Stock, duly endorsed in blank by such Stockholder or accompanied by duly executed blank stock powers, and (b) BVI shall deliver to or at the direction of each Stockholder cash (by wire transfer in accordance with the wiring instructions for each Stockholder set forth on Schedule 3.1) and certificates representing the shares of BVI Common Stock to be delivered to such Stockholder pursuant to
Section 3.1. Each Stockholder agrees promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Company Common Stock or with respect to the stock powers accompanying such stock.

                                   ARTICLE IV
                                     CLOSING

4.1 CLOSING. The consummation of the Merger and delivery of the consideration described in Section 3.3 hereof and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Winthrop & Weinstine, P.A. 3000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota, concurrently with the execution of this Agreement which date is herein referred to as the "Closing Date."


                                   ARTICLE V.
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each of the schedules referenced below shall be deemed to include the information contained in all other schedules such that reference to a matter or item contained in one schedule shall be deemed to constitute disclosure under all other schedules. Without limiting the generality of the foregoing, the listing of a document or item on the below-referenced schedules shall be deemed to disclose an exception to a representation or warranty made in the Agreement to the extent the representation or warranty addresses the existence of the document or item or the existence of any liability arising out of the express terms thereof.

In connection with and as an inducement to BVI to enter into and be bound by the terms of this Agreement, the Stockholders in their individual capacities and, with the exception of Section 5.31 and Section 5.32 of this Agreement, jointly and severally represent and warrant to BVI as follows:

5.1. DUE ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota and is duly authorized and qualified to do business under all applicable Laws and to carry on its business in the places and in the manner as now conducted. The Company has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted. Schedule 5.1 contains a list of all jurisdictions in which the Company is authorized or qualified to do business. True, complete and correct copies of the

Articles of Incorporation and By-laws, each as amended, of the Company, are attached hereto included as part of Schedule 5.1. Correct and complete copies of all stock records and minute books of the Company have been provided to BVI.

5.2.       AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

         (a) The Company has the requisite power and authority to enter into this Agreement and to effect the Merger. The execution, delivery and performance of this Agreement have been approved by the board of directors of the Company and by the Stockholders. No additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by BVI and Newco, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.)

         (b) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of,
(i) the Articles of Incorporation or Bylaws of the Company, (ii) any Laws applicable to the Company or any of its properties or assets, or (iii) except as set forth in Schedule 5.2, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected.

         (c) Except for the Merger Filing and as set forth in Schedule 5.2, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or third party is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. Except as set forth in Schedule 5.2, none of the contracts or agreements with Material Customers or contracts providing for purchases or services individually in excess of $25,000, or other material agreements, licenses or permits, in each case to which the Company is a party, requires notice to, or the consent or approval of, any third party for the execution and delivery of this Agreement by the Company and the Stockholders and the consummation of the transactions contemplated hereby.

5.3. CAPITALIZATION AND OWNERSHIP. The authorized capital stock of the Company consists solely of 2,500 shares of Company Common Stock, of which 200 shares are issued and outstanding. All of the issued and outstanding shares of the Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable Laws, including, without limitation, those Laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder. Except as set forth in Schedule 5.3, no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates the Company to issue any of its capital stock.

5.4. SUBSIDIARIES. Except as set forth in Schedule 5.4, the Company owns, of record or beneficially, or controls, directly or indirectly, no capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or other business entity. Except as set forth in Schedule 5.4, the Company is not, directly or indirectly, a participant in any joint venture, limited liability company, partnership or other noncorporate entity.

5.5. FINANCIAL STATEMENTS.

         (a) The Company has delivered to BVI complete and correct copies of the following financial statements:

            (i) the audited balance sheets of the Company as of October 31, 1997 and 1996 and the related audited statements of income, retained earnings and cash flows for the years then ended, together with the related notes, schedules and audit report of the Company's independent accountants (such financial statements and the related notes and schedules are referred to herein as the "Year-End Financial Statements"); and

            (ii) the unaudited balance sheet (the "Interim Balance Sheet") of the Company as of May 31, 1998 (the "Balance Sheet Date") and the related unaudited statements of income, retained earnings and cash flows for the interim period ended on the Balance Sheet Date (such financial statements referred to herein as the "Interim Financial Statements"). The Year-End Financial Statements and the Interim Financial Statements are collectively referred to herein as the "Financial Statements" and are attached as Schedule 5.5 to this Agreement.

         (b) Except as set forth in Schedule 5.5, the Financial Statements have been prepared from the books and records of the Company in accordance with GAAP, consistently applied (except as may be indicated in the notes thereto and except for the absence of notes in the Interim Financial Statements) and, except to the extent set forth in the next succeeding sentence, present fairly the financial position and results of operations and cash flows of the Company as of the dates of such statements and for the periods covered thereby. The parties hereto acknowledge and agree that there may be unrecorded adjustments to the Interim Financial Statements and that such adjustments (i) will not exceed $5,000 for any individual line item adjustment or $15,000 in the aggregate for all such line item adjustments, and (ii) will be in addition to those (a) described on Schedule 5.5 and (b) those related to the line item entitled Loss on Disposal of Discontinued Business, net of income taxes, as of December 31, 1997 in the work papers relating to the Interim financial Statements.

5.6. LIABILITIES AND OBLIGATIONS. Except as set forth in Schedule 5.6, as of the Balance Sheet Date the Company did not have, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) except (a) liabilities, obligations or contingencies (i) that are reflected, accrued or reserved against in the Financial Statements or reflected in the notes thereto or (ii) that were incurred after the Balance Sheet Date and were incurred in the ordinary course of business, consistent with past practices, (b) obligations to perform or pay pursuant to executory arrangements or agreements, loans, leases or other contracts identified on the schedules hereto, and (c) liabilities or obligations that would be required to be disclosed as an exception to a representation or warranty set forth in this
Article V but for the fact that such liabilities or obligations are lower in amount than the specific dollar thresholds set forth herein. Schedule 5.6 sets forth the Company's outstanding principal amount of indebtedness for borrowed money (including overdrafts) as of July 24, 1998.

5.7. ACCOUNTS AND NOTES RECEIVABLE. Schedule 5.7 sets forth an accurate list of the accounts and notes receivable of the Company as of the Balance Sheet Date and of those invoiced between the Balance Sheet Date and July 24, 1998, including any such amounts which are not reflected in the Interim Balance Sheet. Receivables from and advances to employees, the Stockholders and any entities or persons related to or Affiliates of the Stockholders are separately identified in Schedule 5.7. Schedule 5.7 also sets forth an accurate aging of all accounts and notes receivable as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company, including without limitation those classified as current assets on the Interim Balance Sheet, are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and are collectible in the amounts shown on Schedule 5.7, net of reserves reflected in the Interim Financial Statements with respect to the accounts receivable as of the Balance Sheet Date, and net of reserves reflected in the books and records of the Company (consistent with the methods used in the Interim Financial Statements) with respect to receivables of the Company created after the Balance Sheet Date.

5.8. ASSETS.

         (a) Schedule 5.8 sets forth an accurate list of all real and tangible personal property included in "property and equipment" on the Interim Balance Sheet and all other tangible assets of the Company with a book value in excess of $10,000 (i) owned by the Company as of the Balance Sheet Date or (ii) acquired since the Balance Sheet Date. Schedule 5.8 indicates which assets used in the operation of the business of the Company are currently owned by the Stockholders or Affiliates of the Company or the Stockholders. Except as specifically identified in Schedule 5.8, all of the tangible assets, vehicles and other significant machinery and equipment of the Company listed in Schedule
5.8 are in materially good working order and condition, ordinary wear and tear excepted. Except as specifically described in Schedule 5.8, all fixed assets used by the Company in its business are either owned by the Company or leased under agreements identified in Schedule 5.8. All leases set forth in Schedule
5.8 are in full force and effect and constitute valid and binding agreements of the Company and to the Knowledge of the Stockholders, the other parties thereto in accordance with their respective terms. Schedule 5.8 is a true, complete and correct list of all title reports and title insurance policies received or owned by the Company.

         (b) The Company has good and indefeasible title to the tangible personal property and the real property owned and used in its business, including the properties identified in Schedule 5.8 as owned real property, free and clear of all Encumbrances other than Permitted Encumbrances and those set forth in Schedule 5.8.

         (c) Except as specifically described in Schedule 5.8, the owned tangible assets of the Company include all the assets owned and used in the operation of the business of the Company as conducted at the Balance Sheet Date, except for dispositions of such assets since such date in the ordinary course of business, consistent with past practices or except as contemplated hereby.

5.9. MATERIAL CUSTOMERS AND CONTRACTS.

         (a) Schedule 5.9 sets forth an accurate list of (i) all medical customers representing 5% or more of the Company's revenues for the fiscal year ended in 1997 or the interim period ended on the Balance Sheet Date (the "Material Customers"), and (ii) all material executory contracts, warranties, commitments and similar agreements to which the Company is currently a party or by which it or any of its properties is bound, including, but not limited to,
(A) all customer contracts in excess of $10,000, individually, or $25,000 in the aggregate, including, without limitation, consignment contracts, (B) contracts with any labor organizations, (C) leases providing for annual rental payments in excess of $5,000, individually, or $10,000 in the aggregate, (D) loan agreements, (E) pledge and security agreements, (F) indemnity or guaranty agreements or obligations, (G) bonds, (H) notes, (I) mortgages, (J) joint venture or partnership agreements, (K) options to purchase real or personal property, and (L) agreements relating to the purchase or sale by the Company of assets (other than oral agreements relating to sales of inventory or services in the ordinary course of business, consistent with past practices) or securities for more than $5,000, individually, or $10,000 in the aggregate. Prior to the date hereof, the Company has made available to BVI complete and correct copies of all such agreements.

         (b) Except to the extent set forth in Schedule 5.9, (i) no Material Customer has canceled or substantially reduced or, has to the Knowledge of the Stockholders, threatened to cancel or substantially reduce its purchases of the Company's products or services, and (ii) the Company is in compliance with all material commitments and obligations pertaining to it under such agreements and is not in default under any of the agreements described in subsection (a), no notice of default has been received by the Company, and the Stockholders and the Company are aware of no basis therefor.

         (c) Except to the extent set forth in Schedule 5.9, the Company is not a party to any governmental contracts subject to price redetermination or renegotiation. Schedule 5.9 sets forth the Company's material bonding or other financial security requirements or arrangements in connection with any transactions with any of its customers or suppliers.

         (d) Schedule 5.9 sets forth a summary of each outstanding bid or proposal by the Company that, if awarded to the Company, contemplates payments to the Company in excess of $100,000 and that is subject to acceptance or award by a third party.

5.10. PERMITS. Schedule 5.10 contains an accurate list of all licenses, franchises, permits, transportation authorities and other governmental authorizations held by the Company, including, without limitation, permits, licenses and operating authorizations, titles (including motor vehicle titles and current registrations), fuel permits, franchises and certificates owned or held by the Company (the "Permits"). The Permits are valid, and the Company has not received any written notice that any Governmental Authority intends to cancel, terminate or not renew any such license, operating authorization, franchise, permit or other governmental authorization. To the Knowledge of the Stockholders, the Permits are all the permits that are required by Law for the operation of the business of the Company as conducted at the Balance Sheet Date. The Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in the Permits, as well as the applicable orders, approvals and variances related thereto, and is not in violation of any of the foregoing. Except as specifically provided in Schedule 5.10, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any Permits.

5.11. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 5.11, (a) the Company has complied with and is in compliance with all Environmental Laws, including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances; (b) the Company has obtained and complied with all necessary permits and other approvals necessary for the treatment, transportation, storage, disposal and other handling by the Company of Hazardous Substances and with respect to all past and present sites owned or operated by the Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled by the Company, there have been no violations of any reporting obligations under any Environmental Laws so as to create any liability for the Company; (c) there have been no "releases" or threats of "releases" (as defined in any Environmental Laws) by the Company at, from, in or on any property owned or operated by the Company in such form or substance so as to create any liability for the Company; (d) there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Surviving Corporation, BVI or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act, or (iv) comparable state and local statutes and regulations; and (e) the Company has no contingent liability in connection with any release or disposal by the Company of any Hazardous Substance into the environment. None of the past or present sites owned or operated by the Company is currently or has ever been designated as a treatment, storage and/or disposal facility pursuant to 42 U.S.C. ss. 6925 as a result of any actions taken by the Company, nor has the Company ever applied for a Permit designating any such facility as a treatment, storage and/or disposal facility pursuant to 42 U.S.C. ss. 6925. To the Knowledge of the Stockholders, except as set forth in Schedule 5.11, (a) with respect to all past and present sites owned or operated by the Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled by third parties, there have been no violations of any reporting obligations under any Environmental Laws so as to create any liability for the Company, (b) there have been no "releases" or threats of "releases" by third parties at, from, in or on any property owned or operated by the Company in such form or substance so as to create any liability for the Company, (c) the Company has no contingent liability in connection with any release or disposal by any third party of any Hazardous Substance into the environment, and (d) none of the past or present sites owned or operated by the Company is currently or has ever been designated as a treatment, storage and/or disposal facility pursuant to 42 U.S.C. ss. 6925 as a result of any actions taken by any third party, nor has any third party ever applied for a Permit designating any such facility as a treatment, storage, and/or disposal facility pursuant to 42 U.S.C. ss. 6925.

5.12. LABOR AND EMPLOYEE RELATIONS. Except as set forth in Schedule 5.12, the Company is not bound by or subject to any arrangement with any labor union. Except as set forth in Schedule 5.12, no employees of the Company are represented by any labor union or covered by any collective bargaining agreement nor is any campaign to establish such representation in progress. There is no pending or, to the Knowledge of the Stockholders, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any significant labor interruptions since November 1, 1994.

5.13. INSURANCE. Schedule 5.13 sets forth an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company and of insurance loss runs since February 25, 1997 and workmen's compensation claims since November 1, 1994. Except as set forth in Schedule 5.13, all of such policies are "claims made" policies. The policies listed in such Schedule are currently in full force and effect.

5.14. COMPENSATION; EMPLOYMENT AGREEMENTS. Schedule 5.14 sets forth an accurate schedule of all officers, directors and employees of the Company with annual compensation of $50,000 or more, listing the rate of compensation (and the portions thereof attributable to salary and bonus), and, to the extent not generally made available to all employees of the Company, other benefits and other compensation, respectively of each of such persons as of (a) the Balance Sheet Date and (b) July 24, 1998. Schedule 5.14 sets forth a true, complete and correct list of each employment or consulting agreement between the Company and any employee of the Company or any Stockholder.

5.15. NONCOMPETITION, CONFIDENTIALITY AND NONSOLICITATION AGREEMENTS. Schedule
5.15 sets forth a true, complete and correct list of all agreements containing covenants not to compete or solicit employees or to maintain the confidentiality of information to which the Company is bound or under which the Company has any rights or obligations.

5.16. EMPLOYEE BENEFIT PLANS.

         (a) Schedule 5.16 sets forth an accurate schedule of each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all nonqualified deferred compensation arrangements, whether formal or informal and whether legally binding or not, covering any present or former director, officer or employee of the Company under which the Company has any current or future obligation or liability or under which any present or former director, officer or employee of the Company, or such present or former director's, officer's or employee's dependents or beneficiaries, has any current or future right to benefits (each such plan and arrangement referred to hereinafter as a "Plan"). Except as set forth in Schedule 5.16, the Company does not sponsor, maintain or contribute currently, or at any time since November 1, 1994, to any plan, program, fund or arrangement that constitutes an employee pension benefit plan. Each Plan may be terminated by the Company, at any time without any liability, cost or expense, other than costs and expenses that are customary in connection with the termination of a Plan. For purposes of this Agreement, the term "employee pension benefit plan" shall have the meaning given that term in Section 3(2) of ERISA.

         (b) Each Plan listed in Schedule 5.16 is in compliance in all material respects with the applicable provisions of ERISA, the Code, the Public Health Service Act and any other applicable Law. Except as set forth in Schedule 5.16, with respect to each Plan of the Company (other than a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA), all reports and other documents required under ERISA or other applicable Law to be filed with any Governmental Authority, the failure of which to file could reasonably be expected to result in a liability to the Company, or required to be distributed to participants or beneficiaries, have been duly and timely filed or distributed. True and complete copies of all such reports and other documents with respect to the past three years for each Plan have been provided to BVI. No "accumulated funding deficiency" (as defined in Section 412(a) of the Code) with respect to any Plan has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. Except as set forth in Schedule 5.16, each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code (a "Qualified Plan") is, and has been during the period from its adoption to the date hereof, so qualified, both as to form and operation and all necessary approvals of Governmental Authorities, including a favorable determination as to the qualification under the Code of each of such Qualified Plans and each amendment thereto, have been timely obtained. Except as set forth in Schedule 5.16, all accrued contribution obligations of the Company with respect to any Plan have either been fulfilled in their entirety or are fully reflected in the Financial Statements.

         (c) No Plan has incurred or will incur, and the Company has not incurred and will not incur with respect to any Plan, any liability for excise tax or penalty due to the Internal Revenue Service. There have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan since November 1, 1994 without notice to and approval by the Internal Revenue Service and payment of all obligations and liabilities attributable to such Qualified Plan.

         (d) Except as set forth in Schedule 5.16, the Company has not made any promises of retirement or other benefits to employees, except as set forth in the Plans, and the Company neither maintains nor has established any Plan that is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides for retiree medical benefits or any other continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and similar state Law provisions, and at the expense of the participant or the beneficiary of the participant. The Company neither maintains, has established nor has ever participated in a multiple employer welfare benefit arrangement as described in
Section 3(40)(A) of ERISA. Except as set forth in Schedule 5.16, the Company has no current or future obligation or liability with respect to a Plan pursuant to the provisions of a collective bargaining agreement.

         (e) The Company has not incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan that are subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefits liabilities" (as defined in ERISA
Section 4001(a)(16)) due under such Plan upon termination.

         (f) No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Plan subject to Title IV of ERISA. There are no pending claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and to the Knowledge of the Stockholders there are no threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan. There are no investigations or audits of any Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability to the Company that has not been fully discharged. The Company has not participated in any voluntary compliance or closing agreement programs established with respect to the form or operation of a Plan.

         (g) The Company has not engaged in any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan for which exemption was not available. Except as set forth in
Schedule 5.16, the Company neither is, nor ever has been, a participant in or is obligated to make any payment to a multiemployer plan. No person or entity that was engaged by the Company as an independent contractor since November 1, 1994 reasonably can or will be characterized or deemed to be an employee of the Company under applicable Laws for any purpose whatsoever, including, without limitation, for purposes of federal, state and local income taxation, workers' compensation and unemployment insurance and Plan eligibility.

         (h) The Company has no liability or obligation with respect to any plan or program maintained by any ERISA Affiliate which would be a Plan if it were maintained by the Company for its employees. For purposes of this subsection
(h), the term "ERISA Affiliate" means any corporation or trade or business under common control with the Company as determined under Section 414(b), (c), (m) or (o) of the Code.

5.17. LITIGATION AND COMPLIANCE WITH LAW. Except as set forth in Schedule 5.17, there are no claims, actions, suits or proceedings, pending or to the Knowledge of the Stockholders, threatened against or affecting the Company, at law or in equity, or before or by any Governmental Authority having jurisdiction over the Company. Except to the extent set forth in Schedule 5.17, the Company has conducted and is conducting its business in compliance with all Laws applicable to the Company, its assets or the operation of its business, except where such noncompliance would not have a material adverse effect upon the financial condition, operations, results of operations or business of the Company.

5.18. TAXES. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. The Company has timely filed all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Closing, and has duly paid in full or made adequate provision in the Financial Statements for the payment of all Taxes for all periods ending at or prior to the Balance Sheet Date and has duly paid in full or made adequate provision in the books and records of the Company for the payment of all Taxes for all periods commencing after the Balance Sheet Date and ending at or prior to the Closing Date. The Company has duly withheld and paid or remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other person or entity that required withholding under any applicable Law, including, without limitation, any amounts required to be withheld or collected with respect to social security, unemployment compensation, sales or use taxes or workers' compensation. Except as set forth in Schedule 5.18, the Company has not received any notification of any examinations in progress relating to taxes for any period prior to the Closing. To the Knowledge of the Stockholders, there are no claims against the Company relating to Taxes for any period or periods prior to and including the Balance Sheet Date. No written notice of any claim for Taxes, whether pending or threatened, has been received. The Company has not granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. The Company is not a party to any Tax allocation or sharing agreement and is not otherwise liable or obligated to indemnify any person or entity with respect to any Taxes. The amounts shown as accruals for Taxes on the Interim Financial Statements as of the Balance Sheet Date are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. True and complete copies of (a) any tax examinations, (b) extensions of statutory limitations and (c) the federal, state and local Tax returns of the Company for the last three fiscal years have been previously provided to BVI. There are no requests for ruling in respect of any Tax pending between the Company and any Taxing authority. The Company currently utilizes the accrual method of accounting for income tax purposes. Such method of accounting has not changed since November 1, 1994.

5.19. ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth in
Schedule 5.19 and except as contemplated by this Agreement, the Company has conducted its operations in the ordinary course and there has not been:

         (a) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise), results or prospects of the Company;

         (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company, individually or in the aggregate;

         (c) any change in the authorized capital stock of the Company or in its outstanding securities or any grant by the Company of any options, warrants, calls, conversion rights or commitments;

         (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company by the Company;

         (e) any increase in the compensation payable or to become payable by the Company to the Stockholders or any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, which bonuses and salary increases are set forth in Schedule 5.19;

         (f) any significant work interruptions, labor grievances or claims filed;

         (g) any sale or transfer, or any agreement to sell or transfer, any assets, properties or rights of the Company to any person, including, without limitation, the Stockholders and their Affiliates outside of the ordinary course of the Company's business;

         (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company;

         (i) any increase in the Company's indebtedness, other than accounts payable incurred in the ordinary course of business, consistent with past practices or incurred in connection with the transactions contemplated by this Agreement;

         (j) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

         (k) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

         (l) any waiver of any rights or claims of the Company;

         (m) any breach, amendment or termination of any contract, agreement, Permit or other right to which the Company is a party or any of its property is subject; or

         (n) any other transaction by the Company outside the ordinary course of business.

5.20. ACCOUNTS WITH BANKS AND BROKERAGES; POWERS OF ATTORNEY. Schedule 5.20 sets forth an accurate schedule as of July 24, 1998, of (a) the name of each financial institution or brokerage firm in which the Company has accounts or safe deposit boxes; (b) the names in which the accounts or boxes are held; (c) the type of account and the cash, cash equivalents and securities held in such account as of July 24, 1998, none of which assets have been withdrawn from such accounts since July 24, 1998 except for bona fide business purposes in the ordinary course of the business of the Company; and (d) the name of each person authorized to draw thereon or have access thereto. Schedule 5.20 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms thereof.

5.21. ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its Affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law.

5.22. RESERVED.

5.23. INTANGIBLE PROPERTY. Schedule 5.23 sets forth an accurate list of all patents, patent applications, trademarks, service marks, technology, licenses, trade names, registered copyrights and other intellectual property or proprietary property rights owned or used by the Company. To the Knowledge of the Stockholders, the Company owns or possesses, and the assets of the Company include, sufficient legal rights to use all of such items without conflict with or infringement of the rights of others.

5.24. TAX REORGANIZATION REPRESENTATION. The Surviving Corporation will acquire substantially all of the properties of the Company within the meaning of Section 368(a)(2)(D) of the Code.

5.25. RESERVED.

5.26. INVENTORY. Except as set forth in Schedule 5.26, the inventory of the Company on the Closing Date (the "Inventory") represents the normal supplies and stock and trade of Company on hand as of the close of business on the Closing Date. Except to the extent reserved against in the Financial Statements and the books and records of the Company, the Inventory will be as of the Closing Date, good, merchantable and saleable at customary prices in the ordinary course of business and is and will be, as of the Closing Date, of a quality, quantity and mix consistent with Company's past business practices and demands of its customers. Any obsolete inventory has been properly reserved to reflect its net realizable value in the Financial Statements or the books and records of the Company.

5.27. PRODUCT LIABILITY CLAIMS. All products which Company has sold have been merchantable and free from material defects in material or workmanship under the conditions set forth in the Company's applicable standard written limited product warranties. Except as set forth on Schedule 5.27, during the last three
(3) years the Company has not received any claim based upon an alleged breach of product warranty arising from Company's sale of its products (hereinafter collectively referred to as "Product Liability Claims"). Company has no reasonable grounds to believe that future Product Liability Claims with respect to products of Company sold prior to the Closing Date will result in losses or damages payable by the Company which will be in excess of Company's past experience with respect thereto as set forth herein.

5.28. YEAR 2000 COMPLIANCE. Schedule 5.28 is a true, complete and correct list of all computer software, firmware and hardware and other related business systems, equipment or operations used by the Company. Schedule 5.28 describes all actions taken by the Company to address potential Year 2000 problems.

5.29. WARRANTY OF PRODUCTS. The Company has not made or given any express warranty or guaranty with respect to any products manufactured or sold by the Company except as set forth in Schedule 5.29.

5.30. ISO-9002. Except as set forth on Schedule 5.30, all products manufactured by the Company have been manufactured in accordance with ISO-9002. The Company has retained all documents necessary for compliance with ISO-9002.

5.31. INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. In connection with and as an inducement to BVI to enter into and be bound by the terms of this Agreement, each Stockholder in his or her individual capacity severally represents and warrants to BVI as follows:

         (a) AUTHORIZATION; NON-CONTRAVENTION; APPROVALS

             (i) Such Stockholder has the full legal right, power and authority to enter into this Agreement.

             (ii) The execution and delivery of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, (a) any Laws applicable to such Stockholder, or
             (b) except as set forth in Schedule 5.31(a), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which such Stockholder is now a party.

             (iii) This Agreement has been duly and validly executed and delivered by such Stockholder, and, assuming the due authorization, execution and delivery hereof by BVI and Newco, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.)

             (iv) Except as set forth in Schedule 5.31(a), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or third party is necessary for the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby.

         (b) STOCK OWNERSHIP. Such Stockholder owns beneficially and of record the Shares set forth opposite such Stockholder's name on Schedule 5.31(b) free and clear of all liens, encumbrances, restrictions and claims of every kind (except encumbrances resulting from restrictions on transferability imposed by federal and state securities laws).

         (c) CAPITALIZATION. Except as set forth in Schedule 5.31(c), no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates such Stockholder to transfer any of the capital stock of the Company.

         (d) ABSENCE OF CHANGES. Except as set forth in Schedule 5.31(d), since the Balance Sheet Date, there has not been any change in such Stockholder's ownership interest in the Company or any grant by such Stockholder of any options, warrants, calls, conversion rights or commitments.

         (e) COMPETING LINE OF BUSINESS; RELATED PARTY TRANSACTION. Except as set forth in Schedule 5.31(e), and except for any equity interest of less than 1% owned by Willard and Catherine Sykes in any entity neither such Stockholder nor, to the actual knowledge of such Stockholder, any other Affiliate of the Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is in the Business or is a lessor, lessee, customer or supplier of the Company. Except as set forth in Schedule 5.31(e) such Stockholder does not have and, to the actual knowledge of such Stockholder, no officer or director of the Company or any other Stockholder has, any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company.

         (f) Such Stockholder (i) has voted his or her shares of the Company Common Stock in favor of the Merger or approved the Merger pursuant to a written action in accordance with the MBA, (ii) has not filed any notice with the Company pursuant to Minnesota Statutes, Section 302A.473 electing to exercise his or her dissenter's rights thereunder, and (iii) has waived such dissenter's rights as a result of executing a written action.

5.32. INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF JAMES PFAU. In connection with and as an inducement to BVI to enter into and be bound by the terms of this Agreement, James Pfau ("Pfau") in his individual capacity represents and warrants to BVI as follows:

         (a) STOCK OWNERSHIP. To the actual knowledge of Pfau, each Stockholder owns beneficially and of record the shares of the Company Common Stock set forth opposite each Stockholder's name on Schedule 5.32(a) free and clear of all liens, encumbrances, restrictions and claims of every kind (except for encumbrances resulting from restrictions on transferability imposed by federal and state securities laws).

         (b) CAPITALIZATION. Except as set forth in Schedule 5.32, to the actual knowledge of Pfau, no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates any Stockholder to transfer any of the capital stock of the Company.

5.33. DISCLOSURE. The Stockholders and the Company have provided BVI or its representatives all the information that BVI has requested in analyzing whether to consummate the Merger and the other transactions contemplated by this Agreement. No representation or warranty of the Stockholders to BVI or Newco in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF BVI AND NEWCO

BVI and Newco jointly and severally represent and warrant to the Stockholders as follows:

6.1. ORGANIZATION. Each of BVI and Newco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota, and is duly authorized and qualified under all applicable Laws to carry on its business in the places and in the manner now conducted. Each of BVI and Newco has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of each of BVI and Newco have been previously delivered to counsel for the Company.

6.2. AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

         (a) Each of BVI and Newco has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been approved by the boards of directors of BVI and Newco, and BVI, as the sole stockholder of Newco. No additional corporate proceedings on the part of BVI or Newco are necessary to authorize the execution and delivery of this Agreement and the consummation by BVI and Newco of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BVI and Newco, and, assuming the due authorization, execution and delivery by the Company and the Stockholders, constitutes valid and binding agreements of BVI and Newco, enforceable against BVI and Newco in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.).

         (b) The execution and delivery of this Agreement by BVI and Newco do not, and the consummation by BVI and Newco of the transactions contemplated hereby will not, conflict, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-Laws of BVI or Newco, (ii) any Law applicable to either BVI or Newco or any of its properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which BVI or Newco is now a party or by which either BVI or Newco or any of their properties or assets may be bound or affected.

         (c) Except for the Merger Filing and such filings as are required under federal or state securities Laws, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority, court or other third party is necessary for the execution and delivery of this Agreement by BVI and Newco or the performance of and consummation by BVI and Newco of the transactions contemplated hereby.

6.3. BVI SECURITIES. The shares of BVI Common Stock to be issued to each Stockholder pursuant to the Merger are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all Encumbrances, except for any Encumbrances created by the Stockholders and encumbrances resulting from restrictions on transferability imposed by federal and state securities laws. Upon delivery to the Stockholders of the certificates evidencing the Restricted Shares, the Stockholders shall acquire valid title to the Restricted Shares.

6.4. TAX REORGANIZATION REPRESENTATIONS.

         (a) Prior to the Merger, BVI will be in control of Newco within the meaning of Section 368(c) of the Code.

         (b) BVI has no plan or intention to cause the Surviving Corporation to issue additional shares of its stock that would result in BVI losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

         (c) BVI has no plan or intention to reacquire any of its stock issued in the Merger.

         (d) BVI has no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with or into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to another corporation controlled by BVI; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by BVI.

         (e) Following the Closing, BVI's intention is that the Surviving Corporation will continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business, all as required to satisfy the "continuity of business enterprise" requirement under Section 368 of the Code.

         (f) BVI does not own, nor has it owned during the past five years, any shares of the stock of the Company.

         (g) Each of BVI and Newco is undertaking the Merger for a bona fide business purpose and not merely for the avoidance of federal income tax.

         (h) Neither BVI nor Newco is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (i) As of the Closing Date but prior to the Effective Time, the fair market value of the assets of Newco will exceed the sum of Newco's liabilities plus the amount of other liabilities, if any, to which Newco's assets are subject.

         (j) No Newco stock will be given as consideration in connection with the transaction.

6.5. SEC FILINGS. BVI has filed with the SEC all material forms, statements, reports and documents required to be filed by it prior to the date hereof under each of the 1933 Act, the 1934 Act, and the respective rules and regulations thereunder, (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the applicable Act and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, including any financial statements or schedules included therein, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. True and correct copies of the forms, statements, reports and documents filed by BVI with the SEC since November 1, 1997 (the "BVI SEC Reports") have been furnished to the Stockholders. The consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes thereto) of BVI included in the BVI SEC Reports (the "BVI Financial Statements") complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, are in accordance with the books and records of BVI, have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly the consolidated financial position of BVI and its subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein. The authorized capital stock of BVI is as set forth in the BVI SEC Reports.

6.6. DISCLOSURE. BVI has fully provided the Stockholders or their representatives with all the information that the Stockholders have requested in analyzing whether to consummate the Merger. None of the information so provided nor any representation or warranty of BVI contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

6.7. NO MATERIAL ADVERSE CHANGE. Except as disclosed in the BVI SEC Reports and except for the transactions contemplated hereby, since October 31, 1997, the business of BVI has been carried on in the ordinary and usual course, and neither BVI nor any of its subsidiaries has sustained since October 31, 1997 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or government action, order or decree, and since October 31, 1997 there has not been any material change or, to the actual knowledge of BVI, any development involving a prospective material change, in the business, operations, results of operations or financial condition of BVI and its subsidiaries (actual knowledge of BVI shall mean, for purposes of this Section 6.7, the actual knowledge of all the executive officers of BVI).

6.8. NO PROCEEDINGS. There are no legal or governmental proceedings pending to which BVI or any of its subsidiaries is a party or of which any property of BVI or any of its subsidiaries is the subject, other than as set forth in the reports filed by BVI under the 1934 Act and other than litigation or governmental proceedings incident to the kind of business conducted by BVI and its subsidiaries which, if determined adversely to BVI and its subsidiaries, would not individually or in the aggregate have a material adverse effect on the business, operations, results of operations, or financial position of BVI and its subsidiaries; and to the knowledge of BVI and Newco, no such proceedings are threatened by governmental authorities or threatened by others.

6.9. OWNERSHIP OF NEWCO; NO PRIOR ACTIVITIES. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby. As of the date hereof and the Effective Time, the capital stock of Newco is and will be owned 100% by BVI directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, commitments or any other agreements of any character which Newco is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Newco. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Newco has not and will not have incurred, directly or indirectly through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. BVI will take all action necessary to ensure that Newco at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate Newco and to pay the expenses of the Merger attributable to Newco in connection with the Merger.

                                   ARTICLE VII
                                CERTAIN COVENANTS

7.1 FUTURE COOPERATION; TAX MATTERS. Each of the Stockholders and BVI shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. Each of the Stockholders will cooperate with BVI and the Surviving Corporation at and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing. Each of the Stockholders will cooperate with the Surviving Corporation in the preparation of all tax returns covering the period from the beginning of the Company current tax year through the Closing. In addition, BVI will provide the Stockholders with access to such of its books and records as may be reasonably requested by the Stockholders in connection with federal, state and local tax matters relating to periods prior to the Closing. The party requesting cooperation, information or actions under this Section 7.1 shall reimburse the other party for all reasonable out-of-pocket costs and expenses paid or incurred in connection therewith, which costs and expenses shall not, however, include per diem charges for employees or allocations of overhead charges.

7.2. EXPENSES. BVI will pay the fees, expenses and disbursements of BVI and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments thereto. The Surviving Corporation following the Closing will pay any expenses of audit or audit related procedures in connection with the transactions contemplated hereby. The Stockholders will pay only their fees, expenses and disbursements and those of their and the Company's agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transactions contemplated hereby, provided, however, that BVI and Newco acknowledge and agree that the Company will pay up to $25,000 in expenses incurred by the Company and/or the Stockholders related to the transaction contemplated hereby.

7.3. LEGAL OPINIONS.

         (a) At the Closing, the Company and the Stockholders shall cause their legal counsel, Faegre & Benson, LLP, to deliver to BVI a legal opinion in form and substance acceptable to BVI.

         (b) At the Closing, BVI and Newco shall cause their legal counsel, Winthrop & Weinstine, P.A. to deliver to the Company and the Stockholders a legal opinion in form and substance acceptable to the Company and the Stockholders. The Company and the Stockholders shall also have received an opinion, dated the Closing Date, of Winthrop & Weinstine, P.A. to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, and that, accordingly, (i) no gain or loss will be recognized to the Stockholders upon the exchange of their Company Common Stock for BVI Common Stock pursuant to the Merger, except to the extent of any "boot" received by any Stockholder, (ii) the basis of BVI Common Stock received pursuant to the Merger will be the same as the basis of the Company Common Stock surrendered in exchange therefor, except to the extent that such basis is adjusted by the receipt of any "boot," and (iii) the holding period of BVI Common Stock received pursuant to the Merger will include the period during which the Company Common Stock was held if a Stockholder held Company Common Stock as a capital asset on the date of the exchange.

         (c) Each of BVI, Newco, the Company and the Stockholders will provide Winthrop & Weinstine, P.A. representations reasonably requested by them in connection with their providing the opinion referred to in Section 7.3(b).

7.4. EMPLOYMENT AGREEMENTS. Concurrently with the execution of this Agreement, the Surviving Corporation shall enter into a mutually acceptable Employment Agreement with each of the individuals identified on Schedule 7.4 (collectively, the "Employment Agreements") and to the extent provided for in the Employment Agreements, BVI shall guarantee the obligations of the Surviving Corporation under the Employment Agreements.

7.5. REPAYMENT OF RELATED PARTY INDEBTEDNESS AND REAFFIRMATION OF LEASES. Immediately after the consummation of the Merger contemplated herein, (a) each of the Stockholders shall repay to the Company all amounts outstanding as advances to or receivables from such Stockholder, each of which advances or receivables is specifically reflected in Schedule 5.7, and (b) the Company shall repay all amounts outstanding under loans to the Company from any Stockholder or his or her Affiliates, each of which loans to the Company is specifically reflected in Schedule 5.6. Further, BVI agrees to cause the Surviving Corporation to reaffirm those certain lease(s) by and between the Company and Data Sales Co., Inc. listed on Schedule 5.9 in accordance with their existing terms provided such reaffirmation shall not extend the term of said leases or modify any terms or conditions of said leases.

7.6. REGISTRATION STATEMENT ON FORM S-3.

         (a) As soon as reasonably practicable after the Closing (but without obligation to do so earlier than September 11, 1998), BVI shall file with the SEC a Registration Statement on Form S-3 or any successor short-form registration statement promulgated by the SEC ("Registration Statement") to register the resale by the Stockholders of the Registrable Securities under the 1933 Act. After the Registration Statement is filed, BVI shall use reasonable best efforts to (i) have the Registration Statement declared effective by the SEC, (ii) thereafter prepare and file, as BVI shall determine may be required under the 1933 Act and the rules and regulations thereunder, a prospectus supplement or supplements to the prospectus contained in the Registration Statement or a post-effective amendment or amendments to the Registration Statement and, with respect to any post-effective amendment, cause such post-effective amendment to be declared effective by the SEC, (iii) maintain the effectiveness of the Registration Statement until the earlier of (A) the date two years from the date of effectiveness of the Registration Statement, or (B) the sale of all of the Registrable Securities pursuant to the Registration Statement. BVI further agrees that it will (i) furnish to the Stockholders and to the underwriters of the Registrable Securities, if any, such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus supplement, final prospectus and prospectus supplement and such other documents as such Stockholders may reasonably request in order to facilitate the public offering of the Registrable Securities (ii) use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as the Stockholders may reasonably request in writing within 20 days following the original filing of the Registration Statement, except that BVI shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (iii) notify the Stockholders, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed, (iv) notify the Stockholders promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or prospectus supplement or for additional information, (v) prepare and file with the SEC, promptly upon the request of any Stockholder, any amendments or supplements to the Registration Statement or prospectus or prospectus supplement which, in the opinion of counsel for the Stockholders (and concurred in by counsel for BVI), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Stockholder, (vi) prepare and promptly file with the SEC and promptly notify the Stockholders of the filing of such amendment or supplement to the Registration Statement or prospectus or prospectus supplement as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1993 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus or prospectus supplement as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and (vii) advise the Stockholders, promptly after BVI shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. Each Stockholder hereby agrees to cooperate with all reasonable requests by BVI necessary to effectuate the preparation and filing of the Registration Statement and agrees to provide the Company with all information required in connection therewith in a timely manner and to comply with the procedures specified in Section 7.6(b) below.

         (b) Prior to any sales of Registrable Securities under the Registration Statement by a Stockholder, the Stockholder contemplating the sales will provide BVI with written notice of such intention, addressed to BVI's Chief Financial Officer (a "Sale Notice"). BVI will notify such Stockholder within two (2) business days following receipt of the Sale Notice as to whether sales by the Stockholder may be made or will be limited as provided below. Upon notice from BVI permitting sales by the Stockholder, for a period beginning on the date of receipt by the Stockholder of such notice and ending 45 days thereafter (the "Window Period"), the Stockholder may offer and sell Registrable Securities from time to time pursuant to the Registration Statement. Anything in this Agreement to the contrary notwithstanding, the ability of a Stockholder to sell Registrable Securities pursuant to the Registration Statement and this Agreement shall be suspended in the event that, upon receiving a Sale Notice or during any Window Period, BVI's Chief Financial Officer certifies to the Stockholders that, in the good faith judgment of such officer (upon consultation to the extent practicable with the Board of Directors of BVI to the extent practicable), (A) the sale would interfere in any material respect with any financing, acquisition, corporate reorganization or other similar material transaction under consideration by BVI, or (B) there is some other material development relating to the condition (financial or otherwise) of BVI that has not been generally publicly disclosed and as to which BVI deems advisable upon the advice of counsel at the time of the Sale Notice not to publicly disclose; provided, however, that, upon any such event specified in (A) or (B) above, BVI may not suspend sales by Stockholders under the Registration Statement for a period of more than forty-five (45) days from the date of such certification by BVI's Chief Financial Officer. If, upon receipt of the Sale Notice, BVI has reasonably determined that it is necessary to file and cause to be declared effective a post-effective amendment to the Registration Statement or file a new or amended prospectus supplement or to otherwise cause disclosure to be made under the 1934 Act and incorporated by reference into the Registration Statement, and BVI determines not to rely on the proviso set forth in the preceding sentence in order to delay the making of such disclosure, BVI will take such action within seven (7) business days following receipt of the applicable Sale Notice.

         (c) If at any time following the date of this Agreement, BVI shall be ineligible to register its securities on Form S-3 (other than by reason of gross negligence or willful violation of BVI's covenant in Section 12.3(b) and 12.3(d) hereof) then (i) BVI shall not be obligated to effect any registration of the Registrable Securities under Section 7.6(a) until such time as BVI becomes eligible to use Form S-3 (provided, however, that if at the time such eligibility is restored all of the Registrable Securities held by a Stockholder are then eligible for sale during any given three (3) month period under Rule 144 under the Securities Act, BVI will have no further registration obligation under Section 7.6(a) with respect to such Stockholder's Registrable Securities); and (ii) if the Registration Statement has become effective under the 1933 Act, BVI may file an amendment to the Registration Statement deregistering any Registrable Securities remaining unsold at the time that BVI became ineligible to use Form S-3. In the event that BVI becomes ineligible to use Form S-3 through its gross negligence or willful misconduct and such ineligibility remains uncured for a period of 10 days, BVI's obligation to register the Registrable Securities will be deemed to extend to registration on Form S-1, S-2 or other applicable forms promulgated by the SEC. BVI will provide prompt notice to the Stockholders of any ineligibility to use Form S-3 and of any deregistration of the Registrable Securities under this Section.

         (d) In connection with the registration of the Registrable Securities, BVI shall bear the following fees, costs and expenses: all registration, filing NASD and Nasdaq National Market or exchange listing fees, printing expenses, fees and disbursements of counsel and accountants for BVI, all internal BVI expenses and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Registrable Securities are to be registered or qualified. Fees and disbursements of counsel and accountants for the Stockholders, underwriting discounts and commissions and transfer taxes relating to the Registrable Securities included in the offering, and any other expenses incurred by the Stockholders not expressly included above, shall be borne by the Stockholders.

         (e) With respect to such registration:

             (i) Subject to compliance by a holder of Registrable Securities with Section 7.6(b), BVI will indemnify and hold harmless each holder of Registrable Securities which are included in the Registration Statement, and any underwriter (as defined in the 1933
             Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the 1933 Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or prospectus supplement contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that BVI will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

             (ii) Each holder of Registrable Securities which are included in the Registration Statement will indemnify and hold harmless BVI, its directors and officers, and any controlling person thereof and any underwriter from and against, and will reimburse BVI, its directors and officers, and any such controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which BVI or any controlling person and any underwriter may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or prospectus supplement contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

         (f) For the purposes of this Section 7.6, the term "Registrable Securities" shall mean (i) the Restricted Shares, and (ii) any BVI Common Stock issued or issuable with respect to such Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or a sale of substantially all of BVI's assets.

7.7. RESIGNATIONS. The individuals set forth on Schedule 7.7 shall deliver their resignations as officers and directors of the Company effective as of the Closing Date.

7.8. RELEASE OF GUARANTIES. Concurrently with the execution of this Agreement, George N. Nelson, Jr. and James F. Pfau shall be released from the Guaranties relating to indebtedness of the Company owed to Norwest Bank Minnesota, N.A. and its Affiliates.

7.9. INSURANCE. In the event BVI or Newco determines to cancel or reduce any of the insurance coverages described on Schedule 7.9, the effect of which may result in an increase in the Stockholders' indemnification obligations hereunder, each of BVI and Newco shall use its reasonable best efforts to provide the Stockholders with notice of such action at least 30 days prior to the date such cancellation or reduction will take effect and will cooperate (at no cost to BVI or Newco) with any Stockholder who desires to purchase continuation or "tail" coverage for such canceled or reduced insurance policy.

7.10. LIFE INSURANCE POLICIES. Each of George Nelson, Jr., James Pfau, John Wright and John Reed shall have the option, for a period of five (5) business days after the Closing Date, to assume the key man life insurance policy or policies currently held by the Company on such person's life and the Surviving Corporation will permit any such transfer and will take all actions necessary to release and terminate the interest of Norwest Bank Minnesota, N.A. in such policies and will take all other actions (at no cost to the Surviving Corporation) reasonably requested to facilitate such purchase.


                                  ARTICLE VIII
                                 INDEMNIFICATION

The Stockholders, BVI and Newco each make the following covenants:

8.1. GENERAL INDEMNIFICATION BY THE STOCKHOLDERS.

         (a) Subject to Section 8.4, each of the Stockholders covenants and agrees that such Stockholder will severally indemnify, defend, protect and hold harmless BVI, Newco and the Surviving Corporation, and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates, from and against all Losses incurred by any of such indemnified persons as a result of or arising from (i) any breach of the representations and warranties of such Stockholder set forth in Sections 5.31, 5.32, 12.1 and 12.2,
(ii) any breach or nonfulfillment of any covenant or agreement on the part of such Stockholder under this Agreement, and (iii) all transfer taxes arising from the transactions contemplated by this Agreement (for each Stockholder, the items listed in clauses (i), (ii) and (iii), referred to collectively as such Stockholder's "Individual Stockholder Indemnification Obligations").

         (b) Subject to Section 8.4, the Stockholders covenant and agree that they will jointly and severally indemnify, defend, protect and hold harmless BVI, Newco and the Surviving Corporation, and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates, from and against all Losses incurred by any of such indemnified persons as a result of or arising from any breach of the representations and warranties of the Stockholders set forth in Article V except those set forth in Sections 5.31 and 5.32.

An escrow fund to be funded in cash in the amount of $100,000 shall be established at Closing (the "Escrow") pursuant to the terms of the Escrow Agreement attached to this Agreement as Schedule 8.1., such fund to be comprised of $85,000 contributed by Ronald Breckner and $15,000 contributed by James Pfau (such amounts to be deducted from the Merger Consideration due each of them at Closing).

8.2. INDEMNIFICATION BY BVI. Subject to Section 8.4, BVI , Newco and the Surviving Corporation covenant and agree that they will jointly and severally indemnify, defend, protect and hold harmless the Stockholders and their respective agents, representatives, Affiliates, beneficiaries and heirs and employees from and against all Losses incurred by any of such indemnified persons as a result of or arising from (a) any breach of the representations and warranties of BVI or Newco set forth herein, (b) any breach or nonfulfillment of any covenant or agreement on the part of BVI or Newco under this Agreement, and
(c) any facts or circumstances first arising, or actions or inactions of the Surviving Corporation or BVI occurring solely after the Closing which result in liability to the Stockholders as a result of their former capacities as officers, directors or shareholders of the Company.

8.3. THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), of the commencement of any action or proceeding by a Third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to
Section 7.6, 8.1, or 8.2 hereof (hereinafter the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding; provided, that the failure of the Indemnified Party promptly to notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations under Section 7.6 or this Article VIII except to the extent the Indemnified Party's failure to so notify in breach of this paragraph materially prejudices the Indemnifying Party's ability to defend against such third party claim or litigation. Such notice shall state the nature and the basis of such claim. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled, at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and provided, further, if the defendants in any action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such Indemnified Party or Parties, at the expense of the Indemnifying Party. The Indemnifying Party shall not settle any such Third Person claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person; provided, however, that notwithstanding the foregoing, the Indemnified Party shall be entitled to refuse to consent to any such proposed settlement and the Indemnifying Party's liability hereunder shall not be limited by the amount of the proposed settlement if such settlement does not provide for the complete release of the Indemnified Party. If, upon receiving notice, the Indemnifying Party does not undertake to defend such matter within thirty (30) days to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, in its sole and absolute discretion, and the Indemnifying Party shall reimburse the Indemnified Party to the extent the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith are indemnifiable Losses under this Agreement. Except as provided in writing to such effect signed by such person, no action or inaction of an Indemnifying Party under this
Section 8.3 shall be deemed a waiver of such person's right to contest any claim for indemnification under this Agreement.

8.4. INDEMNIFICATION DEDUCTIBLE. In no event shall any Stockholder be liable under Section 8.1(b) hereof unless the Losses therefrom exceed $100,000 and then only to the extent the Losses exceed $100,000. The parties hereto acknowledge and agree that each of Willard Sykes and Catherine Sykes shall only have indemnification obligations pursuant to Section 8.1(a) with respect to Individual Stockholder Indemnification Obligations and will not have indemnification obligations pursuant to Section 8.1(b) as a result of any breaches of any representation and warranties contained in Article V hereof other than those made by such Stockholders in Section 5.31. In no event shall the liability of any Stockholder for Losses resulting from such Stockholder's Individual Stockholder Indemnification Obligations (other than Losses resulting from a breach of the terms and conditions of Sections 9.1 or 10.1 of this Agreement), exceed the following amounts:

                           G. Nelson, Jr. - $1,127,500
                            R. Breckner - $1,100,000
                               J. Pfau - $357,500
                                W. Sykes $82,500
                                C. Sykes $82,5000

In no event shall the liability of any Stockholder for all Losses pursuant to
Section 8.1 hereof, (other than Losses resulting from a breach of the terms and conditions of Sections 9.1 or 10.1 of this Agreement) including and together with any liability for Losses for which such Stockholder is responsible pursuant to the preceding sentence, exceed the following amounts:

                           G. Nelson, Jr. - $1,174,250
                            R. Breckner - $1,146,750
                               J. Pfau - $429,000.

In no event shall the liability of any Stockholder for Losses resulting from such Stockholder's breach of the terms and conditions of Sections 9.1 and 10.1 of this Agreement exceed the following amounts:

                           G. Nelson, Jr. - $2,750,000
                            R. Breckner - $2,750,000
                              J. Pfau - $2,750,000
                               W. Sykes $2,750,000
                               C. Sykes $2,750,000

In no event shall BVI, Newco and the Surviving Corporation be liable under
Section 8.2 hereof, unless the Losses therefrom exceed $100,000 and then only to the extent the Losses exceed $100,000. In no event shall the liability of BVI, Newco and the Surviving Corporation for Losses pursuant to Section 8.2 hereof exceed $2,750,000 in the aggregate.

8.5. SUBROGATION. At the Stockholders' joint election, the Stockholders shall be subrogated to any claims or rights of BVI or Newco as against any other persons with respect to any Losses paid by any Stockholder under this Article VIII; provided that the Stockholders vigorously pursue such claim against such other persons and pay to BVI or Newco, as appropriate, all amounts received from such other persons until such time as BVI's or Newco's Losses have been reduced to zero and provided further, that the obligations of the Stockholders to BVI, Newco and the Surviving Corporation in accordance with Section 8.1 of this Agreement shall not be contingent upon or delayed by the Stockholders' pursuit of any subrogated claims in accordance with this Section 8.5. BVI and Newco shall cooperate with the Stockholders, to the extent reasonable under the circumstances, at the sole expense of Stockholders, in connection with the assertion by the Stockholders of any such claim against any such other persons; provided that BVI and Newco shall not be required to institute litigation or file any claim in a proceeding.

8.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE V and ARTICLE VI shall survive the Closing for a period of eighteen months from the Closing Date (the "Expiration Date"), except that the representations and warranties set forth in SECTIONS 5.3, 5.16, 5.18, 5.31(B) AND 5.32(A) hereof shall survive the transaction contemplated by this Agreement and not terminate and the Expiration Date shall not be applicable to said representations. Notwithstanding anything in this Article VIII to the contrary, an Indemnifying Party's indemnification obligations under Article VIII shall not terminate as of the Expiration Date with respect to any claims for indemnification to which the Expiration Date would otherwise be applicable which are asserted in writing prior to the Expiration Date and have not been finally resolved prior to the Expiration Date.

8.7. ADDITIONAL NOTICE; COOPERATION. In addition to any notice which BVI, the Surviving Corporation or Newco may give to the Stockholders pursuant to this
Article VIII, BVI, the Surviving Corporation and Newco agree that they shall give written notice to the Stockholders promptly upon the receipt by BVI, the Surviving Corporation or Newco of knowledge of a state of facts which, if not corrected, would in BVI's, the Surviving Corporation's or Newco's judgment be reasonably likely to become the subject of a claim for indemnification hereunder; provided, that the failure of BVI, the Surviving Corporation or Newco promptly to notify the Stockholders of any such matter shall not release the Stockholders, in whole or in part, from their obligations under this Article VIII.

8.8. EXCLUSIVE REMEDY. The indemnification provisions of this Article VIII shall be the sole and exclusive remedy of BVI, Surviving Corporation, Newco and the Stockholders relative to the matters set forth herein and are in lieu of any other statutory, equitable, common law or other remedy BVI, Surviving Corporation, Newco or the Stockholders may have relative to the matters set forth therein, other than claims for specific performance or other equitable relief pursuant to Sections 9.2 and 10.2 and other than claims based in fraud and other than claims made pursuant to Section 7.6.


                                   ARTICLE IX
                            NONCOMPETITION COVENANTS

9.1 PROHIBITED ACTIVITIES.

         (a) For the additional consideration of $950,000 to be allocated among the Stockholders in accordance with Schedule 9.1, each Stockholder hereby agrees that such Stockholder will not for ten years following the Closing Date directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

             (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the Business any where in the world (such areas being herein referred to as the "Territory");

             (ii) call upon any person, who is, at that time, an employee or consultant of BVI or the Surviving Corporation or any of their respective subsidiaries, for the purpose or with the intent or effect of enticing such employee or consultant away from or out of the employ or contract with BVI or the Surviving Corporation or any of their respective subsidiaries; or

             (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of the Company, BVI or the Surviving Corporation or any of the subsidiaries of such parties within the Territory for the purpose of soliciting or selling services or products in the Business within the Territory.

         (b) Notwithstanding the above, Section 9.1(a) shall not be deemed to prohibit any Stockholder from acquiring, as a passive investor with no involvement in the operations of the business, not more than 4.99 percent of the capital stock of an entity engaged in the Business.

9.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to BVI and the Surviving Corporation as a result of a breach of the foregoing covenant, because a breach of such covenant would diminish the value of the Company being sold pursuant to this Agreement, and because of the immediate and irreparable damage that could be caused to BVI and the Surviving Corporation for which they would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced against such individual by injunctions, restraining orders and other equitable actions.

9.3. REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this ARTICLE IX are necessary in terms of time, activity and territory to protect BVI's and the Surviving Corporation's interest in the shares being acquired pursuant to the terms of this Agreement and impose a reasonable restraint on each Stockholder in light of the activities and businesses of the Company on the date of the execution of this Agreement and the current plans of the Company.

9.4. SEVERABILITY; REFORMATION. The covenants in this ARTICLE IX are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this ARTICLE IX are unreasonable and therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

9.5. MATERIAL AND INDEPENDENT COVENANT. Each Stockholder acknowledges that his or her agreements and the covenants set forth in this ARTICLE IX are material conditions to BVI's and Newco's agreements to execute and deliver this Agreement and to consummate the transactions contemplated hereby and that BVI and Newco would not have entered into this Agreement without such covenants. All of the covenants in this ARTICLE IX shall be construed as an agreement independent of any other provision in this Agreement.

                                    ARTICLE X
                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

10.1 GENERAL. Each Stockholder recognizes and acknowledges that he or she has in the past or currently has access to certain confidential information relating to the businesses of the Company, such as lists of customers, operational policies, and pricing and cost policies that are, and following the Closing will be, valuable, special and unique assets of the Surviving Corporation. Each Stockholder agrees that he or she will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing his or her duties, if any, to the Surviving Corporation and/or BVI, unless (a) such information becomes known to the public generally through no fault of such Stockholder, or (b) disclosure is required by Law, provided that prior to disclosing any information pursuant to this clause (b) such Stockholder shall, if possible, give prior written notice thereof to BVI and the Surviving Corporation and provide BVI with the opportunity to contest such disclosure. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section, BVI shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting BVI from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

10.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, because a breach of such covenant would diminish the value of the Company being sold pursuant to this Agreement, and because of the immediate and irreparable damage that would be caused for which the Surviving Corporation and/or BVI would have no other adequate remedy, each Stockholder agrees that the foregoing covenants may be enforced against him or her by injunctions, restraining orders and other equitable actions.


                                   ARTICLE XI
                             INTENDED TAX TREATMENT

11.1 TAX-FREE REORGANIZATION. BVI and the Stockholders are entering into this Agreement with the intention that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(2)(D) of the Code for federal income tax purposes, except to the extent of any "boot" received, and neither BVI nor the Stockholders will take any actions that disqualify the Merger for such treatment. Notwithstanding the foregoing, the parties acknowledge that none of them has filed a request for a private letter ruling with the Internal Revenue Service that the Merger is a tax-free reorganization within the meaning of Section 368(a) of the Code. In the event of a final determination by the Internal Revenue Service that the Merger is not a tax-free reorganization, BVI and the Surviving Corporation hereby agree that (i) they, and not the Stockholders, shall be responsible for any taxes, interest and penalties that would result from the taxation of the Company, and (ii) the Stockholders, and not BVI or the Surviving Corporation, shall be responsible for any taxes, interest and penalties resulting from their status as stockholders of the Company or from their receipt of the Merger Consideration in the Merger.

                                   ARTICLE XII
           FEDERAL SECURITIES ACT OF 1933 AND CONTRACTUAL RESTRICTIONS
                               ON BVI COMMON STOCK

12.1 COMPLIANCE WITH LAW. Each of the Stockholders acknowledges that the shares of BVI Common Stock issued at the Closing in accordance with the terms of this Agreement (the "Restricted Shares") will not as of the Closing Date be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Restricted Shares are being or will be acquired by each of the Stockholders solely for his or her own account and without a view to distribution within the meaning of the 1933 Act. Each of the Stockholders covenants, warrants and represents that none of the Restricted Shares will be, directly or indirectly, offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations thereunder. Certificates representing the Restricted Shares shall bear a legend in substantially the following language:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION WITHIN THE MEANING OF THE 1933 ACT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH LAWS.

12.2. ECONOMIC RISK; SOPHISTICATION. Each Stockholder is able to bear the economic risk of an investment in the Restricted Shares and can afford to sustain a total loss of such investment. Each Stockholder represents to BVI and Newco that such Stockholder is an "accredited investor," as that term is defined in Regulation D under the 1933 Act for the reasons specified on such Stockholder's Certification, the form of which is attached hereto as Schedule
12.2. Each Stockholder or her or his representatives have had an adequate opportunity to ask questions and receive answers from the officers of BVI and Newco concerning, among other matters, BVI, its management, its plans for the operation of its business and potential additional acquisitions.

12.3. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the resale of BVI Common Stock to the public without registration and to maintain eligibility for the use of Form S-3, for a period of two years after the Closing, BVI agrees to use its commercially reasonable efforts to:

         (a) make and keep current public information (as contemplated by Rule
144) regarding BVI available;

         (b) file with the SEC in a timely manner all reports and other documents required of BVI under the 1933 Act and the 1934 Act;

         (c) furnish to each Stockholder upon written request a written statement by BVI as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of BVI, and such other reports and documents so filed as such Stockholder may reasonably request in availing himself of any rule or regulation of the SEC allowing such Stockholder to resell any such shares without registration; and

         (d) not fail to pay any dividend or sinking fund installment on preferred stock or default on either (a) any installment on indebtedness for borrowed money or (b) on any rental on long term leases, which defaults in the aggregate are material to the consolidated financial position of BVI.


                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of Law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of BVI, Newco, the Surviving Corporation and the Company, and the heirs and legal representatives of the Stockholders.

13.2. ENTIRE AGREEMENT. Except as referenced on Schedule 13.2, this Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and BVI and supersede any prior agreement and understanding relating to the subject matter of this Agreement. Except for the representations and warranties of BVI, Newco, the Company and the Stockholders, which are contained in this Agreement, there are no other representations and warranties by or on behalf of BVI, Newco, the Company or the Stockholders which are being relied upon by the parties hereto. Any provision of this Agreement may be modified, amended or waived only by a written instrument duly executed by the Stockholders, the Company, Newco and BVI in the case of an amendment or modification, or by the party against whom the waiver is to be effective, in the case of a waiver.

13.3. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

13.4. BROKERS AND AGENTS. Except as set forth on Schedule 13.4, each party hereto represents and warrants that it employed no broker or agent (collectively "Broker") in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify each other party against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such Indemnifying Party. Any fee or commission payable to the Brokers or Agents described in Schedule 13.4 shall be paid by the Stockholders.

13.5. NOTICES. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by fax or telecopy or by delivering the same in person to an officer or agent of such party, or by a national courier service as follows:

         (a) If to BVI, Newco or the Surviving Corporation, addressed to them at:

                           Bio-Vascular, Inc.
                           2525 University Avenue
                           St. Paul, MN  55114-1024
                           Attn:    M. Karen Gilles
                           Fax number (651) 642-9018

                  With a copy (which shall not constitute notice) to:

                           Winthrop & Weinstine, P.A.
                           Edward J. Drenttel, Esq.
                           3000 Dain Rauscher Plaza
                           60 South Sixth Street
                           Minneapolis, Minnesota 55402
                           Fax number (612) 347-0600

         (b) If to any Stockholder, respectively addressed as follows:

                           George Nelson, Jr.
                           1777 Knox Avenue South
                           Minneapolis, Minnesota 55403

                           Ronald Breckner
                           c/o Data Sales Co.
                           3450 West Burnsville Parkway
                           Burnsville, Minnesota  55337

                           James Pfau
                           1788 Fremont
                           Minneapolis, Minnesota  55403

                           Willard Sykes
                           13090 182nd Street North
                           Marine on the St. Croix, Minnesota  55047

                           Catherine Sykes
                           13090 182nd Street North
                           Marine on the St. Croix, Minnesota  55047

                  With a copy (which shall not constitute notice) to:

                           Sonia A. Shewchuk, Esq.
                           Faegre & Benson, LLP
                           90 South Seventh Street
                           Minneapolis, Minnesota 55402

or such other address as any party hereto shall specify pursuant to this Section
13.5 from time to time.

All such notices or other communications shall be deemed to have been received as follows: when delivered by hand, if personally delivered; three (3) business days after being deposited in the U.S. mail, postage pre-paid, if delivered by mail; when receipt is electronically acknowledged, if faxed or telecopied; and the next day after being delivered to an overnight delivery service if sent by overnight delivery service.

13.6. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

13.7. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.8. THIRD PARTY BENEFICIARIES. Nothing provided in this Agreement is intended to provide any rights or benefits to third parties.

13.9. GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS . This Agreement shall be governed by the laws of the State of Minnesota, its rules of conflict of laws notwithstanding.


                       THIS SPACE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      BIO-VASCULAR, INC.


                                      By:
                                         -------------------------------------
                                      Its:
                                          ------------------------------------

                                      JER-NEEN ACQUISITION, INC.


                                      By:
                                         ------------------------------------
                                      Its:
                                          -----------------------------------

                                      JER-NEEN MANUFACTURING CO., INC.


                                      By:
                                         ------------------------------------
                                      Its:
                                          -----------------------------------



                                      ---------------------------------------
                                      George Nelson, Jr., Individually


                                      ---------------------------------------
                                      Ronald Breckner, Individually


                                      ---------------------------------------
                                      James Pfau, Individually


                                      ---------------------------------------
                                      Willard Sykes, Individually


                                      ---------------------------------------
                                      Catherine Sykes, Individually


              SIGNATURE PAGE FOR ACQUISITION AGREEMENT AND PLAN OF
               REORGANIZATION, DATED JULY 31, 1998 MPL1: 248452-9